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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report -- April 9, 1997


                     ROCHESTER GAS AND ELECTRIC CORPORATION
               (Exact name of registrant as specified in charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                                     1-672
                            (Commission File Number)


                                   16-0612110
                       (IRS Employer Identification No.)


                   89 EAST AVENUE, ROCHESTER, NEW YORK  14649
             (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (716) 546-2700
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ITEM 5.   OTHER EVENTS

     Competitive Opportunities Case Settlement.  By Opinion No. 96-12 issued May
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20, 1996 in the "Competitive Opportunities Proceeding," the New York State
Public Service Commission ("PSC") endorsed a fundamental restructuring of the electric utility industry in the State. Among other elements, the PSC's goals included lower rates for consumers and increased customer choice in obtaining electricity and other energy services.

     On April 8, 1997, Rochester Gas and Electric Corporation ("RG&E"), the PSC Staff ("Staff") and other parties entered into a Settlement Agreement dated April 8, 1997 (the "Settlement") with regard to the Competitive Opportunities Proceeding. A copy of the Settlement is filed as an exhibit to this report.

     Summary.  The Settlement, which is subject to PSC approval, provides for a
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transition to competition during the five-year term of the Settlement (July 1,
1997 through June 30, 2002). The Settlement would establish RG&E's electric rates for each annual period commencing July 1 ("Rate Year") during the term. A Retail Access Program will be phased in, allowing customers to purchase electricity, and later electricity and capacity commitments, from sources other than RG&E. During the term, RG&E's fossil-fueled electric generating plants will be required to compete in the market. RG&E will be provided a reasonable opportunity to recover prudently incurred costs, including those pertaining to generation and purchased power.

     The Settlement also requires RG&E to functionally separate its component operations: distribution, generation, and retailing. RG&E would be required to separate, structurally, any unregulated retail operations from the remainder of the regulated utility functions. In addition, RG&E would have the option to establish a holding company structure and to utilize certain funds derived from rendering utility service for unregulated operations. The Settlement requires neither divestiture of generating or other assets, nor writing off of "stranded costs" (the above-market costs, presumed to result from competition).

     The Settlement will be the subject of PSC examination to determine whether it is in the public interest. A PSC decision regarding the Settlement is expected by mid-1997.

     RG&E believes that the Settlement Agreement will not adversely affect its eligibility to continue to apply Statement of Financial Accounting Standards No. 71, "Accounting for the

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Effects of Certain Types of Regulation" ("SFAS71").  If, contrary to the
Company's view, such eligibility were adversely affected, a material write-down of assets, the amount of which is not presently determinable, could be required.

     Rate Plan.  Subject to certain conditions, the Rate Plan contained in the
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Settlement continues the rate reductions provided for in RG&E's 1996 settlement
("the 1996 Settlement") approved by the PSC. Over the five rate years of the term, the cumulative rate reductions will be as follows: Rate Year 1: $3.5 million; Rate Year 2: $10.5 million; Rate Year 3: $22.6 million; Rate Year 4:
$32.2 million; and Rate Year 5: $34.8 million.  To the extent that "Mandates"

(i.e., governmentally required and external costs imposed on RG&E) are reduced,
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the foregoing reductions may increase in Rate Years 3 through 5.

     The Rate Plan permits RG&E to offset against the foregoing total reductions
                                                                -----
certain amounts related to a Purchase Power Agreement with Kamine/Besicorp Allegany L.P. which is the subject of substantial litigation described in the Company's 1996 Annual Report on Form 10-K. (See Item 8, Financial Statements under the caption "Litigation with Co-Generator" in Note 10, Commitments and Other Matters.) To provide for possible settlement of the Kamine litigation, the Rate Plan permits RG&E to make the following offsets, by "Rate Year": Rate Year 2: $3.5 million; Rate Year 3: $8.5 million; Rate Year 4: and following (until payment is completed): $10.6 million. The Settlement also would permit RG&E to recover the full amount of any difference between Kamine costs currently included in rates and any increased amount resulting from enforcement of the purported PPA or judicially required payments. Seven-eighths of this difference may be added, on a current basis, to the amount already included in rates. To the extent current recovery is limited, the remaining balance may be deferred for future recovery.

     The Settlement permits recovery of inflation-based increases to certain Operation and Maintenance ("O&M") expenses above 4.0 percent, permits RG&E to retain a portion of property tax decreases, and allows RG&E to recover the costs of certain Mandates to be included in a "System Benefits Charge" and to recover others to the extent they exceed a $2.5 million threshold. RG&E also would be permitted to recover the costs of Catastrophic Events and Competition Implementation Costs (i.e., the cost of transition) to the extent they exceed
                      ----
the same threshold. Low-income and service quality programs, established in prior proceedings would continue in much their same form. The

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maximum service quality penalty, however, would be reduced to $1.25 million per year.

     In the event that RG&E earns a return on common equity in excess of 11.80 percent, RG&E would be entitled to retain 50 percent of the excess and to use the remaining 50 percent to write down accumulated deferred costs or investment in electric plant and Regulatory Assets (which are deferred costs whose classification as an asset on the balance sheet is permitted by SFAS 71). If RG&E's rate of return on common equity falls below 8.5 percent or increases above 14.5 percent, if the pre-tax interest coverage falls below 2.5 times, or if certain governmental actions occur which cannot adequately be addressed by the Settlement as it pertains to Mandates, either RG&E or any party to the Settlement would have the right to petition the PSC for review of the Settlement and appropriate remedial action.

     Retail Access.  Over the five-year term of the Settlement, RG&E will phase
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in a Retail Access Program that will permit customers to purchase their own electricity and capacity from alternative suppliers. Assuming that certain operational requirements are met and certain governmental approvals are in place, on July 1, 1998, customers whose electric loads total 670 Gigawatthours ("GWH") (representing approximately 10 percent of RG&E's total annual Retail Sales) will be eligible to purchase electricity (but not capacity commitments) from alternative suppliers. On July 1, 1999, customers with loads totaling up to 1,300 GWH (approximately 20 percent of total Sales) will be eligible to purchase energy and capacity commitments from alternative suppliers. As of July 1, 2000, aggregate customer load of up to 2,000 GWH (approximately 30 percent of total Sales) will be eligible; and, as of July 1, 2001, up to 3,000 GWH (approximately 46 percent of total Sales) will be eligible. As of July 1, 2002, all retail customers will be eligible to purchase energy and capacity from alternative suppliers.

     Under the Retail Access Program, delivery of electricity will continue to be through RG&E's distribution system. The schedule for implementation of the "Energy and Capacity" stage of the Program (commencing July 1, 1999) assumes that a Statewide Energy and Capacity Market will be in place by July 1, 1998. If the operation of that Market is delayed, RG&E may petition the PSC for a delay in implementation of the Energy and Capacity stage.

     During the initial, energy only stage of the Retail Access Program, the RG&E delivery rate will generally equal the rate for fully bundled service less the average non-nuclear fuel and purchased power cost of the electric commodity. During the

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energy and capacity stage, the rate will generally equal the bundled rate less the cost of the electric commodity and RG&E's non-nuclear generating capacity. These commodity and capacity costs, generally referred to as "contestable costs," are estimated to be $.032 per kilowatt hour ("KWH").

     RG&E would not be required to divest any of its generation facilities. Instead, the phasing-in of the Retail Access Program subjects RG&E's generation to competition from the market in increments, as described above. "Sunk Costs", the investment in electric plant as of March 1, 1997, would be included in electric distribution tariff rates during the term of the Settlement. Future rate treatment of such costs is to be consistent with the principle that RG&E is to have a reasonable opportunity to recover such costs.

     "To-Go Costs" of RG&E's non-nuclear resources (i.e., capital costs incurred
                                                    ----
after February 28, 1997, operation and maintenance expenses, and property, payroll and other taxes) are to be recovered through the distribution access tariff. The fixed portion of To-Go Costs would be recovered in full through the distribution access tariff until July 1, 1999 and subject to the market thereafter in accordance with the phase-in schedule for the Retail Access program described above. The variable portion of non-nuclear To-Go Costs would also be subject to the market in accordance with the phase-in Schedule described above. Upon extension of eligibility for the Retail Access Program to all retail customers on July 1, 2002, RG&E would be authorized to modify its distribution access rates, so as to hold constant the degree to which its To-Go Costs are at risk for recovery through the market. Thus, while the recovery of non-nuclear To-Go Costs would continue to be through the market, recovery of nuclear costs would remain recoverable through regulated rates. If, during the operation of the Energy and Capacity Stage of the Retail Access Program, the market price of energy and capacity exceeds an average of 3.2 cents per KWH, the pace of the Retail Access Program implementation schedule could, after discussion among the Settlement parties, be accelerated.

     During at least the first two and one-half years of the Settlement, all prudently incurred costs associated with the Ginna nuclear plant and RG&E's share of the Nine Mile Point 2 nuclear facility would be recovered through regulated retail rates. Future rate treatment of Nine Mile Point 2 would be determined through good faith negotiations among RG&E, Staff and the other co-tenants of the facility. It is expected that rate treatment of Ginna would be similar. No change in such treatment of nuclear facilities may be implemented prior to January 1, 2000. Shutdown and decommissioning costs would be recovered

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during the term of the Settlement in a manner consistent with past ratemaking treatment.

     Corporate Structure.  The Settlement envisions, and authorizes RG&E to
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form, a holding company ("HOLDCO") structure and provides standards of conduct to govern relationships among affiliated entities within that structure. Formation of the HOLDCO would require a separate petition to the PSC, a form of which is appended to the Settlement, and approval by shareholders, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission.

     The Settlement would authorize RG&E to initially fund its unregulated activities, whether conducted through a HOLDCO or otherwise, with $50 million and would not require a separate authorization by the PSC for such investment.

     Miscellaneous.  Upon approval of the Settlement by the PSC, RG&E would
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withdraw from an appeal challenging the PSC's Opinion No. 96-12 and would terminate its petition seeking judicial review of the PSC's decision regarding the settlement in the previous electric rate proceeding (the 1996 Settlement). The present Settlement would, upon approval, supersede the 1996 Settlement. Various incentive and penalty provisions in the 1996 Settlement would be eliminated.

     FERC ISO Filing.  On January 31, 1997, RG&E, along with the other New York
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electric utilities submitted a filing to the Federal Energy Regulatory
Commission for approval of a fundamental restructuring of the wholesale electric market in New York State, including the establishment of an independent system operator ("ISO"), the New York State Reliability Council ("NYSRC") and a power exchange called the New York Power Exchange ("NYPE"). As proposed, the existing New York Power Pool will be dissolved and the ISO will administer a state-wide open access tariff and provide for the short-term reliable operation of the bulk power system in the state. The NYSRC will have primary responsibility for developing, and monitoring compliance with, rules to address the particular system reliability needs of the state. The NYPE will be established to provide a vehicle through which buyers and sellers may participate in the wholesale energy and ancillary services markets.

     As proposed, generators of electricity could submit bids to sell energy to, and load serving entities could submit bids to buy energy from, the NYPE or any other power exchange. Each power exchange would then submit its delivery schedules to the ISO which would review them for feasibility and reliability.

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The energy market would use a "locational-based marginal pricing" mechanism that takes into account transmission limitations. Generators would also have the opportunity to enter into bilateral contracts for electricity.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:  See Exhibit Index below.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       ROCHESTER GAS AND ELECTRIC CORPORATION
                       (Registrant)


Date:  April 9, 1997   By:       /s/ J. B. Stokes
                            -------------------------------
                                     J. Burt Stokes
                                 Senior Vice President,
                                 Corporate Services and
                                 Chief Financial Officer


Date:  April 9, 1997   By:      /s/ Daniel J. Baier
                            -------------------------------
                                    Daniel J. Baier
                                      Controller

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                                 EXHIBIT INDEX
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Exhibit No.            Description
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Exhibit 10        Settlement Agreement dated April 8, 1997 between RG&E, the
                  Staff of the New York PSC, and other parties, excluding Schedules. RG&E agrees to furnish to the Securities and Exchange Commission, upon request, a copy of all Schedules to the Settlement Agreement, including the following:

                  Schedule A  - Rates
                  Schedule B  - Amortizations
                  Schedule C  - Manufacturing Classifications
                  Schedule D  - Nuclear Decommissioning
                  Schedule E  - Large Customer Credit Program
                  Schedule F  - Low Income Program
                  Schedule G - Service Quality Performance Program Schedule H - Retailing Functions
                  Schedule I  - Standards Pertaining to Affiliates and the
                                Provision of Information
                  Schedule J  - Form of Petition to Form Holding Company

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